Exhibit 99.2

Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail Peck
Treasurer
October 28, 2010

Thank you, Ty. Good morning from Dallas, Texas. Welcome to the Trinity Industries’ third quarter 2010 results conference call. I’m Gail Peck, Treasurer of Trinity. Thank you for joining us today.

Following the introduction you will hear from Tim Wallace our Chairman, Chief Executive Officer and President. After Tim, our business group leaders will provide overviews of the businesses within their respective groups. Our speakers are:

•	Steve Menzies, Senior Vice President and Group President of the Rail and Railcar Leasing Groups

•	Antonio Carrillo, Vice President and Group President of the Energy Equipment Group; and

•	Bill McWhirter, Senior Vice President and Group President of the Construction Products and Inland Barge Groups

Following their comments, James Perry, our Vice President and Chief Financial Officer, will provide the financial summary and guidance. We will then move to the Q&A session. Mary Henderson, our Vice President and Chief Accounting Officer, is also in the room with us today. I will now turn the call over to Tim Wallace for his comments.

Tim

Steve

Antonio

Bill

To James

Q&A Session

That concludes today’s conference call. A replay of this call will be available after one o’clock eastern standard time today through midnight on Thursday, November 4th 2010. The access number is 402-220-0429. Also the replay will be available on the website located at www.trin.net. We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.